EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Jianshuang Wang, Chief Executive Officer of CIMG Inc. (the “Company”), and Feng Tian, Chief Accounting Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s amendment No. 1 to the Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2025 (the “Report”).

Each of the undersigned hereby certifies that, to his respective knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 18, 2025

/s/ Jianshuang Wang
Jianshuang Wang
Chief Executive Officer
(Principal Executive Officer)

/s/ Feng Tian
Feng Tian
Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)